                                                                    EXHIBIT 21


                                 SUBSIDIARIES

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                                                         %
                             NAME OF COMPANY                             OF
                                                                     OWNERSHIP
                                                                       BY TV
                                                                    FILME, INC.

ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian limited
liability company                                                       99*

Filme Sub, Inc., a Delaware corporation                                100

TV Filme Servicos de Telecomunicacoes Ltda., a Brazilian limited
liability company                                                       49**

TV Filme Brasilia de Telecomunicacoes Ltda., a Brazilian limited
liability company                                                       99*

TV Filme Goiania de Telecomunicacoes Ltda., a Brazilian limited
liability company                                                       99*

TV Filme Belem de Telecomunicacoes Ltda., a Brazilian limited
liability company                                                       99*

TV Filme of Cayman, Ltd., a Cayman Island limited partnership           ***

ITSA of Cayman, Ltd., a Cayman Island limited partnership              ****

                   -------------------------------

*    The remaining 1% interest is held by Filme, Sub, Inc.
**   The remaining 51% is owned by TVTEL Ltda.
***  Owned 99% by TV Filme, Inc. and 1% by Filme Sub, Inc.
**** Owned 99% by ITSA-Intercontinental Telecomunicacoes Ltda. and 1% by TV
     Filme Brasilia de Telecomunicacoes Ltda.